Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 AMERICA • ASIA PACIFIC • EUROPE

January 18, 2019

Bears Holding Sub, Inc.

520 Lake Cook Road, Suite 315

Deerfield, Illinois 60015

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-4 (the “Registration Statement”) being filed by Bears Holding Sub, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) and shares of the Company’s Series A preferred stock, par value $0.001 per share (the “Preferred Stock,” and together with the Common Stock, the “Registered Shares”). The Registered Shares are to be issued pursuant to the transactions contemplated by that certain Master Transaction Agreement, dated as of November 1, 2018 (as may be amended from time to time, the “Master Transaction Agreement”), by and among the Company, RTI Surgical, Inc., a Delaware corporation (“Parent”), PS Spine Holdco, LLC, a Delaware limited liability company (the “Member”) and Bears Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub”), which provides, among other things, that (i) Merger Sub will merge with and into Parent (the “Merger”), with Parent as the surviving entity in the Merger and a wholly owned direct subsidiary of the Company and (ii) the Member will contribute all 100% of the equity interests in Paradigm Spine, LLC, a Delaware limited liability company and wholly owned subsidiary of the Member (“Paradigm”), to the Company (the “Contribution”). The Registered Shares consist of (i) (A) 10,729,614 shares of Common Stock issuable to the Member and to the lenders under Paradigm’s existing senior secured credit agreement and their affiliates at the effective time of the Contribution (the “Initial Member Shares”) pursuant to Section 1.01(b) of the Master Transaction Agreement and (B) additional shares of Common Stock issuable to the Member or the Member’s designee pursuant to Section 2.06 of the Master Transaction Agreement in the event certain revenue targets are met as specified in the Master Transaction Agreement (the “Earnout Member Shares,” and together with the Initial Member Shares, the “Member Shares”), (ii) shares of Common Stock issuable to Parent’s stockholders at the effective time of the Merger (the “Parent Shares”), relating to shares of Parent common stock, par value $0.001 per share outstanding at the effective time of the Merger (other than shares held by Parent as treasury shares or by the Company or Merger Sub immediately prior to the effective time of the Merger, which will be automatically cancelled and cease to exist), which shall be converted automatically into one fully paid and non-assessable share of Common Stock pursuant to Section 1.04(a) of the

Bears Holding Sub, Inc.

January 18, 2019

Master Transaction Agreement; (iii) shares of Preferred Stock issuable to Parent’s stockholders at the effective time of the Merger (the “Parent Preferred Shares”) pursuant to Section 1.04(b) of the Master Transaction Agreement, relating to shares of Parent’s preferred stock, par value $0.001 per share issued and outstanding immediately prior to the effective time of the Merger (other than shares held by Parent as treasury shares or by the Company or Merger Sub immediately prior to the effective time which will be automatically cancelled and cease to exist), which shall be converted automatically into one fully paid and non-assessable share of Preferred Stock; (iv) shares of Common Stock issuable at the effective time of the Merger pursuant to Section 1.05(b) of the Master Transaction Agreement, relating to restricted stock awards of Parent outstanding at the effective time of the Merger (together with the Initial Member Shares, the Parent Shares and the Parent Preferred Shares, the “Closing Shares”); and (v) shares of Common Stock issuable upon exercise of options (each, a “Substitute Option”) resulting from the conversion of Parent stock options outstanding at the effective time of the Merger pursuant to Section 1.05(a) of the Master Transaction Agreement (each, an “Option Share”). The Merger and Contribution are each subject to satisfaction or waiver of a number of conditions.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Master Transaction Agreement, the Company’s certificate of incorporation and the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Master Transaction Agreement and the issuance of the Registered Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, we are of the opinion that:

1.    Each Closing Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the issuance of the Member Shares shall have been approved by the stockholders of the Company, (iii) the Merger and the Contribution shall have become effective under the General Corporation Laws of the State of Delaware (the “DGCL”) and (iv) a certificate representing such Closing Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the Closing Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Closing Share to the person entitled thereto, in each case in accordance with the terms of the Master Transaction Agreement.

Bears Holding Sub, Inc.

January 18, 2019

2.    Each Earnout Member Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the issuance of the Member Shares shall have been approved by the stockholders of the Company, (iii) the Merger and the Contribution shall have become effective under the DGCL, (iv) the applicable conditions under which such Earnout Member Shares shall be paid set forth in Section 2.06 of the Master Transaction Agreement are satisfied and (v) a certificate representing such Earnout Member Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the Earnout Member Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Earnout Member Share to the person entitled thereto, in each case in accordance with the terms of the Master Transaction Agreement.

3.    Each Option Share will be validly issued, fully paid and non-assessable when (i) the Merger shall have become effective under the DGCL and (ii) a certificate representing such Option Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the Option Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Option Share to the person entitled thereto, in each case against payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the terms of the related Substitute Option and any applicable agreement or plan.

This opinion letter is limited to the DGCL. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP